EXHIBIT 5.1

              [LETTERHEAD OF STUBBS, ALDERTON & MARKILES, L.L.P.]

June 23, 2006

Ironclad Performance Wear Corporation
1111 East El Segundo Boulevard
El Segundo, CA 92045


         Re:      Ironclad Performance Wear Corporation.
                  Registration Statement on Form SB-2

Ladies and Gentlemen:

         At your request, we have examined the registration statement on Form SB-2 to which this letter is attached as Exhibit 5.1 filed by Ironclad Performance Wear Corporation, a Nevada corporation (the "COMPANY"), in order to register under the Securities Act of 1933, as amended (the "ACT"), 27,117,720 shares of Common Stock of the Company and any additional shares of Common Stock of the Company that may be registered pursuant to any registration statement related thereto and filed pursuant to Rule 462(b) under the Act (collectively, the "SHARES"). The Shares consist of: (i) 16,754,667 shares of issued and outstanding shares of Common Stock of the Company (the "OUTSTANDING SHARES");
(ii) 10,300,553 shares of Common Stock of the Company (the "WARRANT SHARES") issuable upon exercise of certain warrants (the "WARRANTS"); and (iii) 62,500 shares of Common Stock of the Company (the "AGREEMENT SHARES") that may be issued under a certain agreement to which the Company is a party (the "AGREEMENT").

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

         Based on the foregoing, we are of the opinion that: (1) the 16,754,667 Outstanding Shares have been duly authorized, and are validly issued, fully paid and non-assessable; (2) the 10,300,553 Warrant Shares have been duly authorized, and when issued in accordance with and pursuant to the terms and conditions of the Warrants, will be fully paid and non-assessable; and (3) the 62,500 Agreement Shares have been duly authorized and, when issued in accordance with and pursuant to the terms and conditions of the Agreement, will be fully paid and non-assessable.



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Ironclad Performance Wear Corporation
June 23, 2006
Page 2


         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                      Very truly yours,

                                      /s/ Stubbs Alderton & Markiles, LLP

                                      STUBBS ALDERTON & MARKILES, LLP